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                                                                     Exhibit (b)

                             CDC Nvest Funds Trust I
                            Section 906 Certification

     In connection with the amendment on Form N-CSRS/A to the report on Form N-CSRS for the period ended June 30, 2004 for the Registrant (as amended, the "Amended Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Amended Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

     2. the information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                       By:
President & Chief Executive Officer       Treasurer
CDC Nvest Funds Trust I                   CDC Nvest Funds Trust I


/s/ JOHN T. HAILER                       /s/ NICHOLAS H. PALMERINO
--------------------------------------   ---------------------------------------
John T. Hailer                           Nicholas H. Palmerino

Date: September 8, 2004                  Date: September 8, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the CDC Nvest Funds Trust I and will be retained by the CDC Nvest Funds Trust I and furnished to the Securities and Exchange Commission or its staff upon request.